SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  September 12, 1994
                                                       ------------------
                                                      (September 12, 1994)


                        Ames Department Stores, Inc.
          (Exact Name of Registrant As Specified In Its Charter)


               ____________________Delaware__________________
              (State Or Other Jurisdiction Of Incorporation)


     _______1-5380___________          ____________04-2269444___________
   (Commission File Number)          (IRS Employer Identification No.)


       2418 Main Street; Rocky Hill, Connecticut             06067-0801
       (Address Of Principal Executive Offices)              (Zip Code)


           ____________________(203) 257-2000____________________
           (Registrant's Telephone Number, Including Area Code)


       _______________________Not Applicable________________________
      (Former Name Or Former Address, If Changed Since Last Report)









                         Exhibit Index on Page 4

                     Page 1 of 7 (Including Exhibit)

Item 5:  OTHER EVENTS

         Beginning on September 12, 1994, Ames will distribute to its banks and other lenders, principal trade vendors and factors, summaries of its unaudited financial results for the four and thirty weeks ended August 27, 1994. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.

         Compared with the projections contained in the Form 8-K dated May 27, 1994 (referred to herein as the "Plan"), sales for the four weeks ended August 27, 1994 were $6.3 million less than Plan and EBITDA (as defined in Exhibit 20) was $.9 million less than Plan. In August, the unfavorable sales variance was primarily due to shortfalls in home products and convenience goods. The August gross margin rate was also less than Plan due primarily to higher-than-planned markdowns in apparel. The unfavorable impact on the August EBITDA from the lower-than-planned sales and gross margin rate was partially offset by lower-than-planned expenses. Store non-payroll, field and home office expenses were all less than Plan in August.

         Sales for the thirty weeks ended August 27, 1994 were $18.5 million less than Plan and EBITDA was $.6 million less than Plan. The year-to-date unfavorable sales variance was due primarily to shortfalls in crafts and convenience goods. The lower year-to-date gross margin rate was due to higher-than-planned markdowns, particularly in apparel. The unfavorable impact on the year-to-date EBITDA from the lower-than-planned sales and gross margin rate was partially offset by lower-than-planned expenses and additional gains on property sales. Year-to-date store, field and home office expenses were all less than Plan.

         As of August 27, 1994, LIFO inventories were $19.3 million greater than Plan, primarily in hardline categories. The Company decided to temporarily build inventory levels above those projected in the Plan to support several new sales promotions for the Fall and Christmas seasons. Trade payables were $26.2 million greater than Plan due primarily to the higher-than-planned inventory purchases and improved payment terms. Outstanding borrowings under the Company's revolving line of credit as of August 27, 1994 were $17.9 million less than Plan due primarily to the better-than-planned trade payable terms.

         Ames is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate their credit analyses. The summary results SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 29, 1994, the Company's Form 10-Q for the first and second fiscal quarters ended April 30 and July 30, 1994, respectively, and the Company's Form 8-K dated May 27, 1994. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

         During the pendency of its reorganization case, Ames disclosed publicly its monthly results through filings with the Office of the U.S. Bankruptcy Trustee and continued to report publicly its monthly results during the fiscal year ended January 29, 1994. Although Ames expects to continue to make its monthly results public for the fiscal year ending January 28, 1995, Ames does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and Ames may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by Ames' independent certified public accountants. Moreover, Ames does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.


Item 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit:  20     Unaudited Financial Summary Results for the Four
                          and Thirty Weeks Ended August 27, 1994.

                              INDEX TO EXHIBITS








      Exhibit No.                  Exhibit                           Page No.


          20          Unaudited Financial Summary Results                6
                      for the Four and Thirty Weeks Ended
                      August 27, 1994.

                                  SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                           AMES DEPARTMENT STORES, INC.
                                                     Registrant





Dated:  September 12, 1994                 By: /s/ Joseph R. Ettore
                                               ------------------------
                                               Joseph R. Ettore
                                               President, Director, and
                                               Chief Executive Officer



Dated:  September 12, 1994                By: /s/ John F. Burtelow
                                              -------------------------
                                               John F. Burtelow
                                               Executive Vice President,
                                               Chief Financial Officer



Dated:  September 12, 1994                By: /s/ William C. Najdecki
                                              -------------------------
                                               William C. Najdecki
                                               Senior Vice President,
                                               Chief Accounting Officer